                                                                    EXHIBIT 99.1


NEWS RELEASE

Media Contacts:                       Financial Analyst
Corporate Communications              William J. Ruehle
Bill Blanning or Eileen Algaze        Vice President and Chief Financial Officer
949-450-8700                          949-450-8700
blanning@broadcom.com                 Billr@broadcom.com
ealgaze@broadcom.com



               BROADCOM REPORTS RECORD REVENUE AND PROFIT FOR BOTH
                       FOURTH QUARTER AND FULL YEAR 2000

IRVINE, Calif. - January 23, 2001 - Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling broadband communications, today reported record financial results for the fourth fiscal quarter and year ended December 31, 2000.

Revenue for the fourth quarter was a record $376.1 million, an increase of 132% over the $162.0 million reported in the fourth quarter of 1999 and an increase of 18% over the $319.2 million reported in the third quarter of 2000. Pro forma net income was a record $86.7 million, or $.32 per share (diluted). This compares with pro forma net income of $32.0 million, or $.13 per share (diluted), for the same quarter in 1999, and pro forma net income of $78.7 million, or $.30 per share (diluted), in the third quarter of 2000. Diluted earnings per share for the quarter were based on 274.1 million weighted average shares outstanding, compared to 245.2 million weighted average shares outstanding in the fourth quarter of 1999 and to 264.8 million weighted average shares outstanding in the third quarter of 2000.

Broadcom reports net income and diluted earnings per share on a pro forma basis, which excludes the effects of acquisition-related expenses and payroll taxes on certain stock option exercises. Including these charges, substantially all of which were non-cash, net loss for the fourth quarter was $768.6 million, or $3.28 per share, compared with net income of $33.0 million, or $.13 per share (diluted), in the same quarter in 1999, and with a net loss of $19.4 million, or $.09 per share, in the third quarter of 2000.

For the full year 2000, revenue was a record $1.1 billion, an increase of 117% over the $521.2 million reported for 1999. Pro forma net income for 2000 was a record $271.4 million, an increase of 172% over the $99.8 million for 1999. Pro forma diluted earnings per share were $1.04, based on 261.4 million weighted average shares outstanding, versus $.42 per share on 235.7 million weighted average shares in 1999. Including the charges excluded in pro forma reporting, net loss for the year 2000 was $693.4 million, or $3.15 per share.

During the fourth quarter, Broadcom announced four significant acquisitions - Element 14, Inc. (DSL products), Allayer Communications (10 Gigabit per second switching products), VisionTech, Ltd. (MPEG-2 compression products) and SiByte, Inc. (network processor products). All four transactions have been completed. Additionally, two other key acquisitions announced during the third quarter - NewPort Communications, Inc. (optical networking products) and Silicon Spice Inc. (carrier access products) - closed in the fourth quarter. All of these acquisitions were accounted for under the purchase method of accounting.

Earlier this month, Broadcom announced and closed its acquisition of ServerWorks Corporation, a leading supplier of high performance System I/O(TM) solutions for server and storage platforms, network appliances and workstations.

"Our fourth quarter and full year financial results demonstrated the strength of our traditional product lines as well as the solid growth we are experiencing in new and emerging markets, many of which we are responsible for creating," said Dr. Henry T. Nicholas III, Broadcom's President and CEO. "During the year, Broadcom reached the $1 billion revenue level, a significant milestone that made us the fastest growing U.S. semiconductor company to date, a testament to both the company's ability to execute well in multiple broadband markets and the tremendous growth of those markets."

During the fourth quarter, Motorola's Broadband Communications Sector entered into two-year purchase and development agreements that guarantee Broadcom a share of Motorola's set-top box, cable modem, and residential voice gateway silicon business. This both extends and broadens the previous three-year-old partnership, which covered only set-top box technologies. As part of the extended agreement, Broadcom will develop single-chip solutions for next generation interactive digital set-top terminals, cable modems and Voice over Internet Protocol (VoIP) gateways.

During the quarter, Broadcom also introduced a family of advanced interactive TV video decoder chips for next generation set-top terminals, such as Motorola's DCT-5000 interactive set-top product. These decoder chips are compatible with the existing Standard Definition Television (SDTV) standards as well as all formats for the new High Definition Television (HDTV) standard.

In another strategic alliance, Broadcom and Gateway Computer announced a partnership designed to make it easy for consumers to connect to the Internet and to every digital device in their home or home office at broadband speed using existing telephone lines. As part of that endeavor and Gateway's Connected Home initiative, Gateway began shipping its consumer PCs with Broadcom's Home Phoneline Networking Alliance (HomePNA) 2.0 chipsets as standard equipment. Broadcom's HomePNA 2.0 chipsets are also standard equipment on all Gateway Internet appliances, including the Gateway Connected Music Player and the Gateway Connected Touchpad, which won the `Best Consumer Product' award at Comdex 2000.

3Com entered into a two year purchase, development, marketing and cross license agreement with Broadcom for Gigabit Ethernet LAN-On-Motherboard (LOM) and Gigabit Ethernet adapter card technologies. In this agreement Broadcom is guaranteed a very significant share of 3Com's desktop, server, workstation and mobile computing Gigabit Ethernet business. As part of this agreement, Broadcom and 3Com's 10/100/1000 Base-T Ethernet solutions will benefit from network compatibility with the world's largest installed base of legacy 10/100 Base-T Ethernet adapter cards and LOM solutions. 3Com's 10/100 Base-T Ethernet cards represent over 50% of the active worldwide installed base of desktop Ethernet solutions. This agreement also provided for the use of 3Com's brand, the most widely recognized one in desktop Ethernet connectivity, as part of an alliance 3Com/Broadcom brand to drive Gigabit technology to the enterprise desktop.

In extending its leadership in the Gigabit Ethernet market, Broadcom has shipped
1.5 million Gigabit Ethernet ports to date and remains the only company shipping in significant volumes.

In other alliances, Broadcom and Check Point Software Technologies, Ltd., unveiled plans to jointly develop and deliver the next generation of high performance multi-gigabit security products, and Broadcom and Net2Phone, Inc. announced collaboration on VoIP products allowing cable operators to offer customers economical voice IP services over broadband connections.

In product announcements, Broadcom began sampling a family of high performance Bluetooth(TM) radio and baseband chips, including the world's first Bluetooth radio chip manufactured in a standard digital CMOS process. That chip became the world's first such transceiver developed in a CMOS process to be qualified by the Bluetooth Qualification Board, the body overseeing compatibility among Bluetooth devices.

The company also introduced the industry's most comprehensive residential gateway reference design for cable, enabling new classes of consumer services and applications, from basic phone service to new household information appliances. In its networking business, Broadcom demonstrated the enterprise market's first Gigabit Ethernet controller chip with support for the PCI-X standard. The Broadcom(R) BCM5700, the company's first Gigabit Ethernet Media Access Controller (MAC), sets a new standard for performance and on-chip integration.

"Our announcements during the quarter reflected industry trends including increased integration of products and technologies and the convergence of voice, video and data onto single networks," Nicholas said. "Broadcom will continue to play a leadership role in driving these and other industry trends, providing cutting-edge products for today's markets while developing and producing next generation solutions."

Broadcom's restated historical consolidated financial statements for 1999, reflecting the effects of the four pooling-of-interest acquisitions completed in 2000, were reported on a Form 8-K/A filed with the Securities and Exchange Commission on July 10, 2000. Broadcom's unaudited pro forma combined financial statements including the effects of the Altima Communications, NewPort Communications and Silicon Spice acquisitions were reported on a Form 8-K/A filed with the SEC on November 13, 2000.

Broadcom will conduct a conference call with analysts and investors to discuss its fourth quarter and year 2000 financial results and current financial prospects today at 4:45 p.m. EST (1:45 p.m. PST). We will broadcast the conference over the Internet. To listen to the call, please visit the Investor Information section of the Broadcom web site at www.broadcom.com or go to www.streetfusion.com. A recording of the call will be available for replay at www.streetfusion.com until February 6, 2001.

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video and data. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies system-on-a-chip solutions for broadband communications markets. Broadcom products enable cable set-top boxes, cable modems, high-speed local, metropolitan and wide area and optical networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, digital subscriber lines (xDSL), wireless communications, SystemI/O server solutions and network processing. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release and our earnings conference call may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom include, but are not limited to, the volume of our product sales and pricing concessions on volume sales; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; general economic conditions and specific conditions in the markets we address; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the rate at which our present and future customers and end-users adopt Broadcom's technologies and products in the markets for cable set-top boxes, cable modems, high-speed local, metropolitan and wide area and optical networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, digital subscriber lines
(xDSL), wireless communications, SystemI/O server solutions and network processing; delays in the adoption and acceptance of industry standards in the foregoing markets; the risks inherent in our acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the effectiveness of our product cost reduction efforts; the effects of new and emerging technologies; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our forthcoming Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R), SystemI/O, and the pulse logo are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. Bluetooth is a trademark owned by Telefonaktiebolaget LM Ericsson AB and licensed to participants in the Bluetooth Special Interest Group (SIG) in the United States and certain other countries. All other trademarks mentioned are the property of their respective owners.

                              BROADCOM CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                  DECEMBER 31,                 DECEMBER 31,
                                             ----------------------      ------------------------
                                               2000          1999           2000           1999
                                             --------      --------      ----------      --------
Revenue                                      $376,144      $161,998      $1,132,067      $521,225
Cost of revenue                               159,863        66,414         476,359       211,576
                                             --------      --------      ----------      --------
Gross profit                                  216,281        95,584         655,708       309,649
Operating expense:
    Research and development                   85,851        33,639         239,841       116,199
    Selling, general and administrative        30,699        17,647          98,244        59,822
                                             --------      --------      ----------      --------
Income from operations                         99,731        44,298         317,623       133,628
Interest and other income, net                  8,622         2,779          21,606         8,648
                                             --------      --------      ----------      --------
Income before income taxes                    108,353        47,077         339,229       142,276
Provision for income taxes                     21,671        15,049          67,846        42,510
                                             --------      --------      ----------      --------
Pro forma net income                         $ 86,682      $ 32,028      $  271,383      $ 99,766
                                             ========      ========      ==========      ========
Pro forma basic earnings per share           $    .37      $    .15      $     1.23      $    .49
                                             ========      ========      ==========      ========
Pro forma diluted earnings per share         $    .32      $    .13      $     1.04      $    .42
                                             ========      ========      ==========      ========

Weighted average shares (basic)               234,073       207,688         220,101       201,667
                                             ========      ========      ==========      ========
Weighted average shares (diluted)             274,103       245,199         261,359       235,651
                                             ========      ========      ==========      ========

PRO FORMA ONLY

The above pro forma statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. The pro forma statement for the three months ended December 31, 2000 has been adjusted to eliminate $667.4 million of in-process research and development expense; $2.1 million of payroll tax expense on certain stock option exercises; $89.2 million of stock-based compensation expense related to mergers and acquisitions ("M&A"); and $160.9 million of amortization of goodwill and purchased intangibles related to M&A; and reflects a pro forma effective tax rate of 20%.

The pro forma statement for the three months ended December 31, 1999 has been adjusted to eliminate $2.1 million of payroll tax expense on certain stock option exercises and $.9 million of stock-based compensation expense; and reflects a pro forma effective tax rate of 32.0%.

The pro forma statement for the twelve months ended December 31, 2000 has been adjusted to eliminate $713.1 million of in-process research and development expense; $16.9 million of payroll tax expense on certain stock option exercises; $119.9 million of stock-based compensation expense related to M&A; $185.8 million of amortization of goodwill and purchased intangibles related to M&A; and $4.7 million of merger-related expense; and reflects a pro forma effective tax rate of 20%.

The pro forma statement for the twelve months ended December 31, 1999 has been adjusted to eliminate $5.0 million of payroll tax expense on certain stock option exercises; $3.7 million of stock-based compensation expense; $15.2 million of merger-related expense; and $17.0 million of litigation settlement costs; and reflects a pro forma effective tax rate of 29.9%.

All historical financial information has been restated to give retroactive effect to acquisitions accounted for using the pooling-of-interests method.

                              BROADCOM CORPORATION

                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                              DECEMBER 31,                   DECEMBER 31,
                                                        ------------------------      --------------------------
                                                          2000            1999            2000            1999
                                                        ---------       --------      -----------       --------

Revenue                                                 $ 376,144       $161,998      $ 1,132,067       $521,225
Cost of revenue(1)(2)                                     159,945         66,526          477,375        211,842
                                                        ---------       --------      -----------       --------
Gross profit                                              216,199         95,472          654,692        309,383

Operating expense:
    Research and development(1)(2)                         87,326         35,005          250,676        119,300
    Selling, general and administrative(1)(2)              31,208         18,264          103,305         61,475
    Stock-based compensation(3)                            89,230            893          119,885          3,709
    Amortization of goodwill(3)                           157,982             --          182,302             --
    Amortization of purchased intangible assets(3)          2,905             --            3,521             --
    In-process research and development(3)                667,390             --          713,050             --
    Merger-related costs                                       --             --            4,745         15,210
    Litigation settlement costs                                --             --               --         17,036
                                                        ---------       --------      -----------       --------
Income (loss) from operations                            (819,842)        41,310         (722,792)        92,653
Interest and other income, net                              8,622          2,779           21,606          8,648
                                                        ---------       --------      -----------       --------
Income (loss) before income taxes                        (811,220)        44,089         (701,186)       101,301
Provision (benefit) for income taxes                      (42,659)        11,100           (7,787)        28,830
                                                        ---------       --------      -----------       --------
Net income (loss)                                       $(768,561)      $ 32,989      $  (693,399)      $ 72,471
                                                        =========       ========      ===========       ========

Basic earnings (loss) per share                         $   (3.28)      $    .16      $     (3.15)      $    .36
                                                        =========       ========      ===========       ========
Diluted earnings (loss) per share                       $   (3.28)      $    .13      $     (3.15)      $    .31
                                                        =========       ========      ===========       ========

Weighted average shares (basic)                           234,073        207,688          220,101        201,667
                                                        =========       ========      ===========       ========
Weighted average shares (diluted)                         234,073        245,199          220,101        235,651
                                                        =========       ========      ===========       ========

NOTES:

All historical financial information has been restated to give retroactive effect to acquisitions accounted for using the pooling-of-interests method.

(1) Excludes stock-based compensation expense as follows:

    Cost of revenue                                     $     3,888     $     37      $    4,578       $     149
    Research and development                                 62,513          554          85,302           2,433
    Selling, general and administrative                      22,829          302          30,005           1,127
                                                        -----------     --------      ----------       ---------
                                                        $    89,230     $    893      $  119,885       $   3,709
                                                        ===========     ========      ==========       =========

         Excludes amortization of purchased intangible assets as follows:

    Cost of revenue                                     $    1,851      $     --      $    2,266       $     --
    Research and development                                   951            --           1,152             --
    Selling, general and administrative                        103            --             103             --
                                                        ----------      --------      ----------       --------
                                                        $    2,905      $     --      $    3,521       $     --
                                                        ==========      ========      ==========       ========

(2) Includes employer payroll tax expense on certain stock option exercises as follows:

    Cost of revenue                                      $      82      $    112      $    1,016       $    266
    Research and development                                 1,475         1,366          10,835          3,101
    Selling, general and administrative                        509           617           5,061          1,653
                                                         ---------      --------      ----------       --------
                                                         $   2,066      $  2,095      $   16,912       $  5,020
                                                         =========      ========      ==========       ========

(3) Represents non-cash acquisition-related expenses charged to operations

                              BROADCOM CORPORATION

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                           DECEMBER 31,    DECEMBER 31,
                                                              2000             1999
                                                           ------------    ------------
ASSETS

Current assets:
    Cash and cash equivalents                              $  523,904        $180,816
    Short-term investments                                     77,682          90,059
    Accounts receivable, net                                  172,314          92,124
    Inventory                                                  52,137          19,177
    Deferred taxes                                             10,397           8,380
    Other current assets                                       39,220          12,950
                                                           ----------        --------
         Total current assets                                 875,654         403,506
Property and equipment, net                                   132,870          51,151
Long-term investments                                           1,984           9,351
Deferred taxes                                                355,771         137,779
Goodwill and purchased intangible assets, net               4,245,670              --
Other assets                                                   54,913           7,966
                                                           ----------        --------
         Total assets                                      $5,666,862        $609,753
                                                           ==========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Trade accounts payable                                 $   78,163        $ 46,458
    Wages and related benefits                                 34,720          15,430
    Accrued liabilities                                        66,030          26,131
    Note payable                                               21,051              --
    Other current liabilities                                   2,598           4,862
                                                           ----------        --------
         Total current liabilities                            202,562          92,881
    Shareholders' equity                                    5,464,300         516,872
                                                           ----------        --------
         Total liabilities and shareholders' equity        $5,666,862        $609,753
                                                           ==========        ========

All historical financial information has been restated to give retroactive effect to acquisitions accounted for using the pooling-of-interests method.